Investor Relations Contact:
Michael J. Melnyk, CFA
732-870-4581
mmelnyk@commvault.com

Commvault Announces Fiscal 2024 Second Quarter Financial Results

Tinton Falls, N.J. – October 31, 2023 – Commvault [Nasdaq: CVLT] today announced its financial results for the fiscal second quarter ended September 30, 2023.

“Our Q2 total revenue growth accelerated, driven by our hyper-growth SaaS platform, and we delivered robust operating margin leverage," said Sanjay Mirchandani, President and CEO. "Next week, at Commvault SHIFT, we’ll unveil our cyber resilience platform, combining our leading data protection capabilities with comprehensive new security and AI-powered innovations that are critical for customers in an era of escalating cyber-attacks.”

Fiscal 2024 Second Quarter Highlights -
•Total revenues were $201.0 million, up 7% year over year
•Total ARR1 grew to $711 million, up 18% year over year
•Subscription revenue was $97.8 million, up 25% year over year
•Subscription ARR1 grew to $530 million, up 32% year over year
•Income from operations (EBIT) was $17.6 million, an operating margin of 8.8%
•Non-GAAP EBIT2 was $42.0 million, an operating margin of 20.9%
•Operating cash flow of $40.3 million, with free cash flow2 of $40.1 million
•Second quarter share repurchases were $31.3 million, or approximately 442,000 shares of common stock

Notes are contained on the last page of this Press Release.

Financial Outlook for Third Quarter and Full Year Fiscal 2024 -
We are providing the following guidance for the third quarter of fiscal year 2024:
•Total revenues are expected to be between $206 million and $210 million
•Subscription revenue is expected to be between $106 million and $110 million
•Non-GAAP operating margin2 is expected to be approximately 21%

We are providing the following updated guidance for the full fiscal year 2024:
•Total revenues are expected to be between $812 million and $822 million
•Total ARR1 is expected to grow 14% year over year
•Subscription revenue is expected to be between $408 million and $418 million
•Non-GAAP operating margin2 is expected to grow between 50 to 100 basis points year over year
•Free cash flow2 is expected to be approximately $170 million
The above statements are based on the incorporation of actual second quarter results and current targets. These statements are forward looking and made pursuant to the safe harbor provisions discussed in detail below. We do not undertake any obligation to update these forward-looking statements. Actual results may differ materially from anticipated results.

Conference Call Information
Commvault will host a conference call today, October 31, 2023 at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss quarterly results. The live webcast and call dial-in numbers can be accessed by registering under the "Events" section of Commvault's website. An archived webcast of this conference call will also be available following the call.

About Commvault
Commvault (NASDAQ: CVLT) is a global leader in cloud data protection. Our industry-leading platform redefines the next generation of data protection as the only solution with comprehensive data protection, proactive data defense, advanced ransomware protection, and a single view across all your data. This lets you secure, defend, and recover your data, applications, and production workloads – on-premises, in the cloud, over SaaS, or spread across hybrid and multi-cloud environments. The result is early warning of attacks, active defense to reduce the impact of intrusion, and rapid, accurate recovery of your data. Simply put, Commvault is data, protected. For over 25 years, more than 100,000 organizations have relied on Commvault to keep their data secure and ready to drive business growth. Learn more at Commvault.com or follow us at @Commvault.

Safe Harbor Statement
This press release may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions, outcome of litigation and others. For a discussion of these and other risks and uncertainties affecting Commvault's business, see "Item IA. Risk Factors" in our annual report on Form 10-K and "Item 1A. Risk Factors" in our most recent quarterly report on Form 10-Q. Statements regarding Commvault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. Commvault does not undertake to update its forward-looking statements.

Notes are contained on the last page of this Press Release.

Revenue Overview
($ in thousands)

	Q2'23	Q3'23	Q4'23	Q1'24	Q2'24
Revenue Summary:
Subscription	$78,239	$87,380	$94,537	$97,290	$97,757
Perpetual license	19,831	19,728	17,561	13,155	14,388
Customer support	77,996	77,665	77,335	76,915	77,019
Other services	11,991	10,301	14,045	10,790	11,833
Total revenues	$188,057	$195,074	$203,478	$198,150	$200,997

	Q2'23	Q3'23	Q4'23	Q1'24	Q2'24
Y/Y Growth:
Subscription	50%	13%	9%	11%	25%
Perpetual license	(28)%	(30)%	(25)%	(26)%	(27)%
Customer support	(11)%	(10)%	(9)%	(5)%	(1)%
Other services	12%	(8)%	28%	(4)%	(1)%
Total revenues	6%	(4)%	(1)%	—%	7%

Constant Currency
($ in thousands)

The constant currency impact is calculated using the average foreign exchange rates from the prior year period and applying these rates to foreign-denominated revenues in the current corresponding period. Commvault analyzes revenue growth on a constant currency basis in order to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations. The non-GAAP financial measures presented in this press release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

	Subscription	Perpetual License	Customer Support	Other Services	Total
Q2'23 Revenue As Reported (GAAP)	$78,239	$19,831	$77,996	$11,991	$188,057
Q2'24 Revenue As Reported (GAAP)	$97,757	$14,388	$77,019	$11,833	$200,997
% Change Y/Y (GAAP)	25%	(27)%	(1)%	(1)%	7%
Constant Currency Impact	$(953)	$(328)	$(1,205)	$(108)	$(2,594)
% Change Y/Y Constant Currency	24%	(29)%	(3)%	(2)%	6%

Revenues by Geography
($ in thousands)

Our Americas region includes the United States, Canada, and Latin America. Our International region primarily includes Europe, Middle East, Africa, Australia, India, Southeast Asia, and China.

	Q2'23		Q3'23		Q4'23		Q1'24		Q2'24
	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth
Americas	$116,191	11%	$108,107	(9)%	$122,337	(1)%	$122,124	—%	$120,300	4%
International	71,866	(2)%	86,967	3%	81,141	(1)%	76,026	1%	80,697	12%
Total revenues	$188,057	6%	$195,074	(4)%	$203,478	(1)%	$198,150	—%	$200,997	7%

Total ARR and Subscription ARR1
($ in thousands)

	Q2'23	Q3'23	Q4'23	Q1'24	Q2'24
Total ARR[1]	$604,392	$640,731	$668,411	$686,028	$711,462
Subscription ARR[1]	$400,480	$442,684	$477,085	$499,580	$529,590

Income from Operations (EBIT)
•Income from operations (EBIT) was $17.6 million, an 8.8% operating margin
•Non-GAAP EBIT2 was $42.0 million, a 20.9% operating margin

GAAP and Non-GAAP Net Income2
•GAAP net income was $13.0 million, or $0.29 per diluted share
•Non-GAAP net income2 was $31.5 million, or $0.70 per diluted share

Cash Summary and Share Repurchases
•Cash flow from operations was $40.3 million in the second quarter
•As of September 30, 2023, ending cash and cash equivalents was approximately $283.3 million
•During the second quarter, Commvault repurchased $31.3 million, or approximately 442,000 shares, of common stock at an average share price of approximately $70.88 per share

Notes are contained on the last page of this Press Release.

Table I
Commvault Systems, Inc.

Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Subscription	$97,757	$78,239	$195,047	$165,867
Perpetual license	14,388	19,831	27,543	37,629
Customer support	77,019	77,996	153,934	159,313
Other services	11,833	11,991	22,623	23,229
Total revenues	200,997	188,057	399,147	386,038
Cost of revenues:
Subscription	14,643	8,893	27,006	19,878
Perpetual license	642	656	1,054	1,282
Customer support	14,898	15,423	29,855	30,456
Other services	7,670	7,330	15,488	14,443
Total cost of revenues	37,853	32,302	73,403	66,059
Gross margin	163,144	155,755	325,744	319,979
Operating expenses:
Sales and marketing	84,712	81,299	168,839	166,218
Research and development	31,261	37,053	62,692	77,166
General and administrative	28,002	25,553	54,961	52,529
Restructuring	—	—	—	2,132
Depreciation and amortization	1,535	2,537	3,138	5,172
Total operating expenses	145,510	146,442	289,630	303,217
Income from operations	17,634	9,313	36,114	16,762
Interest income	1,369	291	2,149	552
Interest expense	(112)	(105)	(208)	(210)
Other income (expense), net	(154)	154	187	(235)
Income before income taxes	18,737	9,653	38,242	16,869
Income tax expense	5,720	5,135	12,596	8,840
Net income	$13,017	$4,518	$25,646	$8,029
Net income per common share:
Basic	$0.30	$0.10	$0.58	$0.18
Diluted	$0.29	$0.10	$0.57	$0.18
Weighted average common shares outstanding:
Basic	43,949	44,759	44,003	44,751
Diluted	44,903	45,540	45,010	45,745

Table II
Commvault Systems, Inc.

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	March 31,
	2023	2023
ASSETS
Current assets:
Cash and cash equivalents	$283,287	$287,778
Trade accounts receivable, net	196,434	210,441
Assets held for sale	38,680	38,680
Other current assets	21,560	14,015
Total current assets	539,961	550,914

Property and equipment, net	7,471	8,287
Operating lease assets	12,995	11,784
Deferred commissions cost	58,855	59,612
Intangible assets, net	1,667	2,292
Goodwill	127,780	127,780
Other assets	23,963	21,905
Total assets	$772,692	$782,574

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$136	$108
Accrued liabilities	93,788	97,888
Current portion of operating lease liabilities	4,848	4,518
Deferred revenue	304,977	307,562
Total current liabilities	403,749	410,076

Deferred revenue, less current portion	174,061	174,393
Deferred tax liabilities, net	495	134
Long-term operating lease liabilities	9,194	8,260
Other liabilities	3,670	3,613

Total stockholders’ equity	181,523	186,098
Total liabilities and stockholders’ equity	$772,692	$782,574

Table III
Commvault Systems, Inc.

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2023	2022	2023	2022
Cash flows from operating activities
Net income	$13,017	$4,518	$25,646	$8,029
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,564	2,878	3,196	5,855
Noncash stock-based compensation	23,615	25,327	47,339	56,422
Noncash change in fair value of equity securities	154	(155)	(187)	234
Amortization of deferred commissions cost	6,430	5,442	12,749	10,756
Changes in operating assets and liabilities:
Trade accounts receivable, net	(19,812)	6,474	8,245	15,863
Operating lease assets and liabilities, net	(7)	102	65	(181)
Other current assets and Other assets	(2,439)	2,249	(3,832)	(461)
Deferred commissions cost	(6,961)	(6,365)	(12,561)	(13,017)
Accounts payable	(146)	(695)	32	(213)
Accrued liabilities	15,567	2,762	(3,963)	(28,604)
Deferred revenue	8,959	6,206	1,746	16,464
Other liabilities	396	1,101	899	1,130
Net cash provided by operating activities	40,337	49,844	79,374	72,277
Cash flows from investing activities
Purchase of property and equipment	(266)	(514)	(1,413)	(1,381)
Purchase of equity securities	(260)	(778)	(572)	(1,793)
Net cash used in investing activities	(526)	(1,292)	(1,985)	(3,174)
Cash flows from financing activities
Repurchase of common stock	(31,327)	(39,864)	(82,357)	(58,787)
Proceeds from stock-based compensation plans	5,167	6,672	6,368	7,359
Payment of debt issuance costs	—	—	—	(63)
Net cash used in financing activities	(26,160)	(33,192)	(75,989)	(51,491)
Effects of exchange rate — changes in cash	(4,953)	(11,588)	(5,891)	(22,634)
Net increase (decrease) in cash and cash equivalents	8,698	3,772	(4,491)	(5,022)
Cash and cash equivalents at beginning of period	274,589	258,713	287,778	267,507
Cash and cash equivalents at end of period	$283,287	$262,485	$283,287	$262,485

Table IV
Commvault Systems, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2023	2022	2023	2022
Non-GAAP financial measures and reconciliation:
GAAP income from operations	$17,634	$9,313	$36,114	$16,762
Noncash stock-based compensation[3]	23,615	25,327	47,339	55,135
FICA and payroll tax expense related to stock-based compensation[4]	471	425	1,485	1,335
Restructuring[5]	—	—	—	2,132
Amortization of intangible assets[6]	312	312	626	626
Non-GAAP income from operations	$42,032	$35,377	$85,564	$75,990

GAAP net income	$13,017	$4,518	$25,646	$8,029
Noncash stock-based compensation[3]	23,615	25,327	47,339	55,135
FICA and payroll tax expense related to stock-based compensation[4]	471	425	1,485	1,335
Restructuring[5]	—	—	—	2,132
Amortization of intangible assets[6]	312	312	626	626
Non-GAAP provision for income taxes adjustment[7]	(5,927)	(4,508)	(11,081)	(11,706)
Non-GAAP net income	$31,488	$26,074	$64,015	$55,551

Diluted weighted average shares outstanding	44,903	45,540	45,010	45,745
Non-GAAP diluted earnings per share	$0.70	$0.57	$1.42	$1.21

	Three Months Ended September 30,		Six Months Ended September 30,
	2023	2022	2023	2022
Non-GAAP free cash flow reconciliation:
GAAP cash provided by operating activities	$40,337	$49,844	$79,374	$72,277
Purchase of property and equipment	(266)	(514)	(1,413)	(1,381)
Non-GAAP free cash flow	$40,071	$49,330	$77,961	$70,896

Notes are contained on the last page of this Press Release.

Use of Non-GAAP Financial Measures
Commvault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations (EBIT), non-GAAP income from operations margin, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP free cash flow, annualized recurring revenue (ARR) and subscription ARR. This financial information has not been prepared in accordance with GAAP. Commvault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, Commvault believes these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating Commvault’s ongoing operational performance. Commvault believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Commvault’s industry, many of which present similar non-GAAP financial measures to the investment community. Commvault has also provided its revenues on a constant currency basis. Commvault analyzes revenue growth on a constant currency basis in order to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations.

All of these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are included in this press release.

Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional Federal Insurance Contribution Act (FICA) and related payroll tax expense incurred by Commvault when employees exercise in the money stock options or vest in restricted stock awards. Commvault has also excluded restructuring costs and noncash amortization of intangible assets from its non-GAAP results. These expenses are further discussed in Table IV. Commvault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare Commvault’s core operating results over multiple periods. When evaluating the performance of Commvault’s operating results and developing short- and long-term plans, Commvault does not consider such expenses.

Although noncash stock-based compensation and the additional FICA and related payroll tax expenses are necessary to attract and retain employees, Commvault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. Commvault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the additional FICA and related payroll tax expenses incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between Commvault’s operating results and those of other companies.

There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in Commvault’s operating results. In addition, noncash stock-based compensation is an important part of Commvault’s employees’ compensation and can have a significant impact on their performance. The following table presents the stock-based compensation expense included in cost of revenues, sales and marketing, research and development and general and administrative ($ in thousands):

	Three Months Ended September 30,		Six Months Ended September 30,
	2023	2022	2023	2022
Cost of revenues	$1,599	$1,226	$3,289	$2,469
Sales and marketing	9,941	10,165	19,645	21,558
Research and development	5,385	7,793	10,732	17,034
General and administrative	6,690	6,143	13,673	14,074
Stock-based compensation expense	$23,615	$25,327	$47,339	$55,135

The components that Commvault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures. Due to the limitations related to the use of non-GAAP measures, Commvault’s management assists investors by providing a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. Commvault's management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.

Non-GAAP net income and non-GAAP diluted earnings per share (EPS). In addition to the adjustments discussed in non-GAAP income from operations, non-GAAP net income and non-GAAP diluted EPS incorporates a non-GAAP effective tax rate of 27%.

Commvault anticipates that in any given period its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. The GAAP tax rates in recent fiscal years were not meaningful percentages due to the dollar amount of GAAP pre-tax income. For the same reason as the GAAP tax rates, the estimated cash tax rates in recent fiscal years are not meaningful percentages. Commvault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income. Over time, Commvault believes its GAAP and cash tax rates will align.

Commvault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for Commvault management and its investors for the same basic reasons that Commvault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to Commvault’s use of non-GAAP net income and non-GAAP diluted EPS.

Non-GAAP free cash flow. Commvault defines this non-GAAP financial measure as net cash provided by operating activities less purchases of property and equipment. Commvault considers non-GAAP free cash flow a useful metric for Commvault management and its investors in evaluating Commvault's ability to generate cash from its business operations. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to Commvault’s use of non-GAAP free cash flow.

Notes
1.Annualized Recurring Revenue (ARR) is defined as the annualized recurring value of all active contracts at the end of a reporting period. It includes the following contract types: subscription (including term licenses, SaaS and utility software), maintenance contracts related to perpetual licenses, other extended maintenance contracts (enterprise support), and managed services. It excludes any element of the arrangement that is not expected to recur, primarily perpetual licenses and most professional services. Subscription ARR includes only term licenses, SaaS and utility software arrangements. Contracts are annualized by dividing the total contract value by the number of days in the contract term, then multiplying by 365.
ARR should be viewed independently of GAAP revenue, deferred revenue and unbilled revenue and is not intended to be combined with or to replace those items. ARR is not a forecast of future revenue. Management believes that reviewing this metric, in addition to GAAP results, helps investors and financial analysts understand the value of Commvault's recurring revenue streams versus prior periods.

2.A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included under the heading “Use of Non-GAAP Financial Measures.”

3.Represents noncash stock-based compensation charges associated with restricted stock units granted and our Employee Stock Purchase Plan, exclusive of stock-based compensation expense related to Commvault's restructuring activities described below in note 5.

4.Represents additional FICA and related payroll tax expenses incurred by Commvault when employees exercise in-the-money stock options or vest in restricted stock awards.

5.These restructuring charges relate primarily to severance and related costs associated with headcount reductions and stock-based compensation related to modifications of existing unvested awards granted to certain employees impacted by the restructuring plan.

6.Represents noncash amortization of intangible assets.

7.The provision for income taxes is adjusted to reflect Commvault’s estimated non-GAAP effective tax rate of 27%.